EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Unitholders
Western Gas Holdings, LLC (as general partner of Western Gas Partners, LP):

We consent to the incorporation by reference in the registration statement (No 333‑214446) on Form S-3, (No. 333‑216583) on Form S-3, (No. 333‑219242) on Form S-3, (No. 333‑151317) on Form S-8 and (No. 333-222040) on Form S-8 of Western Gas Partners, LP of our reports dated February 16, 2018, with respect to the consolidated balance sheets of Western Gas Partners, LP and subsidiaries as of December 31, 2017 and 2016, and the related consolidated statements of operations, equity and partners’ capital, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10‑K of Western Gas Partners, LP dated February 16, 2018.

/s/ KPMG LLP
Houston, Texas
February 16, 2018